Exhibit 10.22

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type of information that the registrant treats as private or confidential.

AUTONOMY ACCELERATION PROGRAM AGREEMENT

This AUTONOMY ACCELERATION PROGRAM AGREEMENT (this “Agreement”) is entered into as of March 26, 2026 (the “Effective Date”), by and between PLUS AUTOMATION, INC., a Delaware corporation (“PlusAI”), and TRATON AB, a private limited liability company incorporated and organized under Swedish law, having its registered office at [***] (“TRATON”).

PlusAI and TRATON are each referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, PlusAI and certain TRATON affiliates are parties to that certain Collaboration Agreement dated December 11, 2023, as amended (the “L4 Collaboration Agreement”), pursuant to which PlusAI and such TRATON affiliates have been working together to develop and commercialize a finished Level 4 driverless transport solution based on a specially-adapted version of PlusAI's autonomous driving technology;

WHEREAS, the Parties have now determined that certain PlusAI proprietary technologies also may be useful in supporting the accelerated progress of that certain Level 2+ autonomous vehicle solution being separately developed by TRATON (the "TRATON Level 2+ Solution"), as well as other TRATON development projects;

WHEREAS, the Parties desire to enter into an arrangement whereby PlusAI shall provide certain deliverables to TRATON for TRATON's use in connection with its ongoing development and commercialization of the TRATON Level 2+ Solution, as well as other TRATON development projects as permitted in this Agreement;

WHEREAS, the Parties intend this Agreement to constitute a binding definitive agreement governing such arrangement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Parties agree as follows:

ARTICLE I – DEFINITIONS

“Acceleration Payment” means Twenty-Five Million United States Dollars (US $25,000,000) to be paid by TRATON to PlusAI in accordance with the payment schedule set forth in Appendix B in consideration of the Deliverables to be provided by PlusAI to TRATON in accordance with Appendix A.

“Acceleration Program” means the workstreams and deliverables set forth in Appendix A attached hereto.

"Deliverables" means the deliverables to be provided by PlusAI to TRATON under the Acceleration Program, as identified in Appendix A.

“[***]” means [***].

“Revenue” means gross cash amounts actually received by PlusAI from TRATON-branded trucks equipped with PlusAI SuperDrive technology, net of refunds, rebates, credits, and excluding taxes.

“PublicCo” means the publicly traded parent entity resulting from an IPO, de-SPAC transaction, or other business combination pursuant to which PlusAI becomes publicly traded.

ARTICLE II – RELATIONSHIP TO L4 COLLABORATION AGREEMENT

This Agreement is a new, standalone agreement between PlusAI and TRATON, separate from and independent of the L4 Collaboration Agreement. It does not amend or modify the L4 Collaboration Agreement, does not add TRATON as a party to the L4 Collaboration Agreement, and does not create any rights or obligations for any other party to the L4 Collaboration Agreement.

ARTICLE III – ACCELERATION PAYMENT & TAX

TRATON shall pay the Acceleration Payment by wire transfer of immediately available funds, in accordance with the payment schedule set forth in Appendix B. Upon the occurrence of each "Payment Event" described in Appendix B, PlusAI will invoice TRATON for the amount associated with such Payment Event as specified in Appendix B. TRATON will pay such invoiced amounts within [***] days after date of invoice.

The Acceleration Payment constitutes consideration for the Deliverables under the Acceleration Program set forth in Appendix A.

TRATON shall have no obligation to make any payments under the Acceleration Program except to the extent expressly set forth in Appendix B.

The remuneration referred to herein, i.e. the Acceleration Payment and the Revenue (“Remuneration”), represents net amounts and does not include any value-added tax, sales tax, or other similar taxes (hereinafter “VAT or Similar Taxes”). The applicable VAT or Similar Taxes will be charged by PlusAI to TRATON in addition to the Remuneration unless TRATON is liable to pay VAT or Similar Taxes by law and the reverse charge mechanism has to be applied.

Each Party agrees that any invoices issued pursuant to this agreement will comply with applicable mandatory local taxation laws and regulations.

PlusAI and TRATON shall be solely responsible for taxes based on their income.

Should the Remuneration be subject to withholding taxes, TRATON is only allowed to withhold the amount of withholding tax that is required by the national law of Sweden and pay it to the tax office in the name of the United States of America.

If a double tax treaty exists between the residence country of PlusAI and Sweden, TRATON is only allowed to withhold the maximum amount of withholding tax according to the applicable double tax treaty from the payments to PlusAI, provided the requirements for a tax exemption and/or a tax reduction according to the applicable double tax treaty are met. The same applies if the Remuneration falls into the scope of application of the Parent-Subsidiary Directive or the Interest and Royalties Directive of the European Community/Union.

It is PlusAI’s responsibility that the formal requirements for a tax exemption and/or a tax reduction are met. Any applications and certificates of residence must be provided and/or procured by TRATON. TRATON is obligated to support PlusAI during the process of obtaining a tax exemption and/or a tax reduction (or similar). Where the formal requirements for a tax exemption and/or a tax reduction are not met, TRATON is allowed to withhold the compulsory withholding tax according to local law from the payments and pay it to the tax authorities.

TRATON will then send PlusAI the official tax receipt that confirms the tax payment in the name of PlusAI, without delay and without being requested to do so.

ARTICLE IV – PERFORMANCE; DELIVERABLES; DELIVERY AND ACCEPTANCE

PlusAI shall perform the workstreams in the Acceleration Program

•
in a professional, diligent, and workmanlike manner, utilizing due care, skill, and diligence consistent with generally accepted industry standards, a high degree of training and expertise suitable to the performance of the Acceleration Program. Subject to the foregoing and in general, the precise manner and means by which PlusAI chooses to complete the Acceleration Program are in PlusAI's sole discretion and control. However, it is the Parties’ joint understanding that the success of the Acceleration Program requires close alignment of the Parties in the actual implementation thereof. Therefore, PlusAI shall closely align with TRATON on the actual manner and means it chooses for the implementation of the Acceleration Program;
•
according to the specifications, requirements, and acceptance criteria expressly set out in this Agreement and in the Acceleration Program set forth in Appendix A, including the agreed upon Milestones relating to quantity, quality, and timing;
•
by allocating adequate resources, qualified personnel, and appropriate technical expertise;

For each of the "Milestones" set forth in Appendix A, the following delivery and acceptance process shall apply:

(a)
PlusAI shall deliver the Deliverables for such Milestone to the [***] specified for such Milestone in Appendix A and in accordance with the delivery date scheduled for such Milestone in Appendix A.
(b)
No later than [***] days after delivery, the Parties shall meet to [***] during which the Parties shall review the Deliverables together and PlusAI shall answer any questions that TRATON may have about the Deliverables.
(c)
TRATON shall have a period of [***] immediately following the [***] (the "Acceptance Period") to inspect the Deliverables and confirm that they conform to the applicable specifications set forth in Appendix A. No later than the end of the Acceptance Period, TRATON shall send email notice to PlusAI confirming its acceptance of all conforming Deliverables. PlusAI shall as of the [***]

prior to the end of the Acceptance Period send a reminder to TRATON via email to inform of the end of the Acceptance Period. If TRATON determines that any Deliverables do not conform to the applicable specifications set forth in Appendix A, then TRATON shall notify PlusAI as soon as possible and PlusAI shall correct any nonconformity and deliver a conforming replacement (in which case a new Acceptance Period shall apply to the replacement mirroring the requirements set out under this item (c)).

"Acceptance" of Deliverables means the earlier to occur of the following: (1) the Acceptance Period expires without any notice from TRATON to PlusAI describing a nonconformity in such Deliverables in accordance with the immediately preceding sentence; or (2) TRATON sends actual email notice of acceptance of such Deliverables.

For clarity, the Parties acknowledge that

(i)
[***];
(ii)
the Parties’ timely cooperation (including TRATON's timely fulfillment of any prerequisites expressly set forth in Appendix A), and compliance with applicable law; and
(iii)
nothing herein guarantees regulatory approval, certification, or commercial deployment.

Any changes to Appendix A (including changes to the scope of Deliverables, pricing, or schedules) will be effective only upon the Parties' mutual agreement to such changes in a written change order that is signed by both Parties.

ARTICLE V – INTELLECTUAL PROPERTY OWNERSHIP

"Background IP" means, with respect to a Party, all intellectual property incorporated into any Deliverable that

(i)
was owned or controlled by such Party on or prior to the Effective Date; or
(ii)
is developed by such Party after the Effective Date independently of the Acceleration Program. Each Party shall retain exclusive ownership of its own Background IP and all intellectual property rights therein.

"Foreground IP" means all intellectual property incorporated into any Deliverable that is developed or created by PlusAI in the conduct of the Acceleration Program. All right, title, and interest in and to the Foreground IP shall vest with PlusAI upon creation, except to the extent that Appendix A expressly sets forth a different ownership arrangement for a given item of Foreground IP. [***]

ARTICLE VI – INTELLECTUAL PROPERTY LICENSES

Subject to TRATON's payment of the Acceleration Payment, PlusAI hereby grants to TRATON and its Affiliates a non-exclusive, worldwide, perpetual, non-transferable, fully-paid up license, under all intellectual property rights in PlusAI's Background IP and PlusAI's Foreground IP, to

(a)
use and fully exploit the Deliverables for any business purpose other than for On-Road L4 Applications;
(b)
use and fully exploit the Deliverables associated with Milestones 9 and 10 (as set forth in Appendix A) for the L4 H2H Long haulage applications as provided in the L4 Agreement; and
(c)
distribute the Deliverables in object code form as an integrated part of the larger TRATON L2+

Solution, subject to reasonable sublicense terms that are no less protective of PlusAI's rights than the equivalent license terms that TRATON (or its applicable Affiliate) applies to its own proprietary software.

“On-Road L4 Application" means [***].

For the avoidance of doubt, neither the filing by or against PlusAI of any voluntary or involuntary bankruptcy, reorganization, debtor arrangement, or other petition, case, or proceeding under the United States Bankruptcy Code or any other bankruptcy or insolvency related or similar law nor PlusAI's rejection of this Agreement in the course of any such bankruptcy, reorganization, or insolvency proceeding shall constitute a termination of this Agreement or any of the underlying licenses described herein.

ARTICLE VII – SITE ACCESS AND POLICIES

If a Party’s personnel perform any work under this Agreement at the other Party’s premises, such personnel shall comply with any instructions and policies, including safety regulations, procedures and working regulations applicable to the personnel when attending the site. If a Party is granted access to the other Party’s IT environment or IT systems, such Party undertakes to at all times comply and must ensure that its personnel at all times while accessing such environment or systems complies with the other Party's applicable policies.

"Open Source Software" means any software code that is subject to any "free software" license, "software libre" license, "public" license, or open-source software license, including without limitation the GNU General Public License, the GNU Lesser General Public License, the Mozilla Public License, the Apache license, the MIT license, the BSD and any BSD-like license, and any other license that meets the "Open Source Definition" promulgated by the Open Source Initiative. To the extent that PlusAI incorporates any Open Source Software into any Deliverables, PlusAI shall ensure that it does so in a manner that is in accordance with the policy on Open Source Software (the “Open Source Policy”) attached as Appendix 12 to the L4 Collaboration Agreement.

If any information relating to a natural person who can be identified, directly or indirectly, in particular by reference to an identifier such as a name, an identification number, location data, an online identifier or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that natural person ("Personal Data") is collected or processed by the Parties under this Agreement, the Parties shall comply with all US state and federal privacy laws (including but not limited to the California Consumer Privacy Act (CCPA)), EU legislation and other applicable national data protection laws and regulations to the extent applicable to processing of Personal Data, including but not limited to the EU General Data Protection Regulation (GDPR) and the case law of the Court of Justice of the European Union (CJEU) in the application of the said legislation, as well as binding instructions and decisions by competent supervisory authorities.

Each Party will comply with all applicable export control laws or sanctions laws (including statutes, regulations, restrictive measures, and executive orders), and will have in place appropriate compliance programs for preventing any violations or breaches of such laws, in its conduct of the activities contemplated by this Agreement.

ARTICLE VIII – WARRANTS

Subject to TRATON’s payment of the Acceleration Payment and completion of the business combination between PlusAI and Churchill Capital Corp IX (or its successor, “PublicCo”), PlusAI shall cause a TRATON

Affiliate to receive a warrant to purchase 2,500,000 shares of PublicCo Class A common stock with an exercise price of $11.50 per share, expiring seven (7) years from issuance (“Base Warrant”). The Base Warrant shall be issued in one or more portions upon PlusAI’s receipt of the Acceleration Payment in a private placement, shall not be listed on any exchange, and shall be nontransferable except to Affiliates of TRATON. The number of shares subject to each portion of the Base Warrant shall be determined on a pro rata basis, based on the amount of the applicable tranche relative to the total Acceleration Payment.

Subject to TRATON’s payment of the Acceleration Payment and completion of the business combination between PlusAI and PublicCo, PlusAI shall cause a TRATON Affiliate to receive a warrant to purchase 5,000,000 shares of PublicCo Class A common stock at an exercise price of $11.50 per share, expiring seven (7) years from issuance (“Milestone Warrant”). The Milestone Warrant shall be issued in one or more portions upon PlusAI’s receipt of the Acceleration Payment in a private placement, shall not be listed on any exchange, and shall be nontransferable except to Affiliates of TRATON. The number of shares subject to each portion of the Milestone Warrants shall be determined on a pro rata basis, based on the amount of the applicable tranche relative to the total Acceleration Payment.

The Milestone Warrant shall become exercisable upon commercial deployment of TRATON-branded trucks equipped with PlusAI’s SuperDrive technology based on the following cumulative revenue milestones, measured by revenue received by PlusAI from such deployed trucks and calculated in accordance with GAAP:

•
$100 million revenue: 25% of the Milestone Warrant becomes exercisable;
•
Next $100 million revenue: an additional 25% of the Milestone Warrant becomes exercisable;
•
Next $200 million revenue: the remaining 50% of the Milestone Warrant becomes exercisable.

ARTICLE IX – TERM AND TERMINATION

This Agreement shall continue for [***] years from the Effective Date unless terminated earlier according to the stipulations set forth herein.

Either Party may terminate this Agreement, in whole or in part, by written notice to the other Party if the other Party commits a material breach of this Agreement and fails to remedy such breach within 30 days after receipt of written notice specifying the breach in reasonable detail.

Either Party may terminate this Agreement with immediate effect upon written notice if the other Party:

(a)
becomes insolvent or unable to pay its debts as they fall due;
(b)
enters into liquidation, administration, or any similar insolvency proceeding; or
(c)
ceases or threatens to cease its business operations.

Upon termination or expiry of this Agreement:

(a)
PlusAI shall promptly cease performance hereunder, except (in the case of termination for PlusAI's uncured material breach) as necessary to complete any transition activities reasonably requested by TRATON;
(b)
PlusAI shall deliver to TRATON all completed or partially completed Deliverables and work in progress for which payment has been made;
(c)
TRATON shall pay PlusAI for Deliverables properly performed and accepted up to the effective date of termination (or, in the case of termination for PlusAI's uncured material breach) after termination at TRATON's request; and

(d)
termination shall be without prejudice to any rights or remedies accrued prior to the effective date of termination.

Any provisions which by their nature are intended to survive termination or expiry of this Agreement, including provisions relating to intellectual property, confidentiality, liability, and dispute resolution, shall remain in full force and effect.

ARTICLE X – CONFIDENTIALITY

"Confidential Information" means all information disclosed or made available by one Party (the "Disclosing Party") to the other Party (the "Receiving Party") that either (1) is clearly marked with a “confidential” legend or similar label; or (2) the Receiving Party knows or should have known to be the confidential or proprietary information of the Disclosing Party, based upon the character of the information or the circumstances of disclosure; provided that information disclosed by either Party shall not be considered Confidential Information if it:

(a)
was already in the Receiving Party’s possession prior to its receipt from the Disclosing Party;
(b)
is or becomes available to the general public through no act or fault of the Receiving Party;
(c)
is rightfully disclosed to the Receiving Party without restriction on its use or disclosure by a third party provided that the third party is not and was not prohibited from disclosing such Confidential Information to the Receiving Party by a legal, fiduciary, or contractual obligation to the Disclosing Party; or
(d)
is independently developed by or for the Receiving Party without access to or use of Confidential Information provided by the Disclosing Party.

The Receiving Party

(a)
shall not use such Confidential Information for any purpose other than exercising its rights and performing its obligations under this Agreement;
(b)
shall not disclose such Confidential Information to anyone other than its employees, personnel, consultants, contractors, and advisors ("Representatives"), without the prior written consent of the Disclosing Party referencing this Agreement; and
(c)
shall use the same degree of care to prevent unauthorized use or disclosure of the Disclosing Party's Confidential Information as that which such Receiving Party uses to protect its own confidential information.

Notwithstanding what is stated in this Article X,

(i)
a TRATON Brand (as such term is defined in the L4 Collaboration Agreement) may disclose Confidential Information to its Affiliates, another TRATON Brand, TRATON SE and any Representatives of the aforementioned Affiliates involved in this Agreement; and
(ii)
PlusAI may disclose Confidential Information to a PlusAI Affiliate involved in this Agreement. Each Party hereby warrants to the other that any of its Affiliates to which Confidential Information is disclosed has entered into confidentiality undertakings which restrict the disclosure to third parties and shall be liable for any breach of this Article X (Confidentiality) caused by its Affiliates or its Representatives.

Upon termination or expiration of this Agreement, each Receiving Party shall, upon the request of the applicable Disclosing Party, return all Confidential Information of such Disclosing Party embodied in tangible form to the Disclosing Party, and shall destroy and delete or otherwise remove from its computer systems and storage devices, including disks, any files containing Confidential Information, subject only to

(i)
retention by each Receiving Party of a legal file copy in their law department,
(ii)
retention by each Receiving Party of Confidential Information contained in electronic archiving or back-up systems and storage devices that are not generally accessible to a Representative, and
(iii)
any continuing rights to use such Confidential Information as expressly set forth in this Agreement; provided that, in each case, Confidential Information retained by a Receiving Party cannot be used or disclosed except in accordance with the terms of this Agreement.

The Parties acknowledge that the Receiving Party may currently or in the future be developing information internally, or receiving information from other parties, that is similar to the Disclosing Party’s Confidential Information and such activity will not be deemed a violation of this Article X (Confidentiality), provided that the Receiving Party does not violate its confidentiality obligations.

ARTICLE XI – PERFORMANCE WARRANTIES

For a period of [***] months after the acceptance of each of the Deliverables of the Acceleration Program (the "Warranty Period"), PlusAI warrants that

(a)
the workstreams in the Acceleration Program applicable to such Deliverables will be performed in a diligent, professional, and workmanlike manner; and
(b)
such Deliverables shall conform to the specifications set forth in Appendix A.

In the event of any breach of the foregoing warranty, PlusAI shall, as the exclusive remedy for warranty breach, either re-perform the nonconforming workstreams in a conforming manner or use its best efforts at no additional charge to correct the nonconforming Deliverables at its own cost and expense. For clarity, the Parties acknowledge that software code by its nature cannot be guaranteed to be free of bugs and errors and that corrections may consist of workarounds and other similar fixes.

Except for the express warranties set out in this Agreement, PlusAI does not make any additional warranties, whether express, implied, or statutory. Notwithstanding the foregoing, PlusAI warrants that:

(a)
to PlusAI’s knowledge, the Deliverables do not infringe any third-party intellectual property rights;
(b)
it has the necessary rights and permissions to use any datasets, models, or training materials used to develop the Deliverables;
(c)
the Deliverables do not knowingly incorporate unlawfully obtained data or materials; and
(d)
PlusAI has implemented reasonable technical and organizational measures to reduce risks of unlawful bias, security vulnerabilities, or unauthorized data use in the Deliverables.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL OTHER WARRANTIES, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARE EXCLUDED.

ARTICLE XII – INDEMNIFICATION

PlusAI shall defend at its own expense any claim, lawsuit, or action against TRATON (or any of its Affiliates) brought by a third party to the extent that such action is based upon a claim that the Deliverables infringe or misappropriate any intellectual property rights of such third party, and PlusAI shall pay and indemnify TRATON (or its Affiliates) for those damages, costs, and expenses (including reasonable attorneys’ fees) finally awarded against TRATON or its Affiliates (or incurred by TRATON or its Affiliates in settlement of) such action that are attributable to such claim. The foregoing obligation is conditioned upon TRATON or its Affiliates (as applicable)

(a)
giving PlusAI prompt notice of any such claim;
(b)
cooperating with PlusAI, at PlusAI's expense, in the defense of such claim; and
(c)
giving PlusAI the right to control the defense and settlement of such claim, except that PlusAI shall not enter into any settlement that affects TRATON's rights or interests without TRATON's prior written approval (which will not be unreasonably withheld). TRATON may participate in the defense with counsel of its choice at its own expense.

Should any of the Deliverables become (or in PlusAI's reasonable opinion be likely to become) the subject of an action for relief from infringement of a third-party intellectual property right, PlusAI shall promptly, at its own expense and at its option, either

(i)
procure for TRATON the right to continue the use of such Deliverables in accordance with this Agreement;
(ii)
replace such Deliverables with a non-infringing equivalent that does not detract from function, performance, or fitness for purpose; or
(iii)
modify the Deliverables so that it becomes non-infringing without detracting from function, performance or fitness for purpose. The obligations set forth in this Article XII (Indemnification) shall not apply to any infringement claim to the extent based upon

(1) any combination of a Deliverable with other products, equipment, software, data, or technology not supplied by PlusAI, to the extent that such infringement would not have occurred but for the combination; or

(2) any modification of a Deliverable by any person other than PlusAI.

ARTICLE XIII – LIMITATION OF LIABILITY

EXCEPT FOR ANY BREACH BY A PARTY OF ARTICLE X (CONFIDENTIALITY), ANY INFRINGEMENT OR MISAPPROPRIATION OF THE INTELLECTUAL PROPERTY RIGHTS OF THE OTHER PARTY TO THIS AGREEMENT, AND ANY LIABILITY INCURRED BY A PARTY ARISING FROM ITS WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, (A) NEITHER PARTY WILL BE LIABLE FOR ANY LOST PROFITS OR REVENUE, LOSS OF PRODUCTION, LOSS OF CUSTOMERS OR BUSINESS OPPORTUNITIES OR ANY HARM TO REPUTATION OR GOODWILL ARISING FROM OR RELATING TO ANY PARTY’S ACTS OR OMISSIONS IN CONNECTION WITH THIS AGREEMENT; AND (B) EACH PARTY’S TOTAL CUMULATIVE LIABILITY ARISING FROM OR RELATING TO THIS AGREEMENT WILL NOT EXCEED THE SUM OF TWENTY-FIVE MILLION U.S. DOLLARS (U.S. $25,000,000). THE PARTIES ACKNOWLEDGE THAT THE TERMS OF THIS SECTION REFLECT THE BARGAINED-FOR ALLOCATION OF RISK AND THAT THE PARTIES WOULD NOT HAVE ENTERED INTO THIS AGREEMENT ABSENT THIS LIMITATION OF LIABILITY.

ARTICLE XIV – MISCELLANEOUS

This Agreement shall be governed by the laws of Switzerland, without regard to its conflict of law principles and excluding the United Nations Convention on Contracts for the International Sale of Goods (UN CISG).

Any dispute, controversy or claim arising out of or in connection with this Agreement, or the breach, termination or invalidity thereof, shall be finally settled by arbitration in accordance with the Arbitration Rules of the Arbitration Institute of the International Chamber of Commerce (“ICC”). The arbitral proceedings shall take place in Zürich (which also shall be the seat of arbitration) and the language to be used in the proceedings shall be English. The arbitral tribunal shall be composed of three arbitrators. The Parties undertake to ensure that all arbitration proceedings conducted in accordance with this Agreement shall be kept confidential, unless otherwise is required by law or by any court of competent jurisdiction or the rules and regulations of any stock exchange. This undertaking shall cover, inter alia, all information disclosed during the course of the arbitration proceedings, as well as any decision or award made or declared by the arbitral tribunal.

This Agreement constitutes the entire agreement between PlusAI and TRATON with respect to the subject matter hereof. The L4 Collaboration Agreement is referenced solely for the convenience of the Parties, does not form any part of this Agreement, and remains a separate agreement among its respective parties.

If any provision is held invalid, the remaining provisions shall remain in full force and effect.

Signature Page Follows

SIGNATURES

PLUS AUTOMATION, INC.

By: /s/ David Liu

Name: David W. Liu

Title: Chief Executive Officer

Date: 2026-03-26

TRATON AB	TRATON AB
By: /s/ Niklas Klingenberg Name: Niklas Klingenberg Title: Head of TRATON GROUP R&D Date: 2026-03-26	By: /s/ David Holmgren Name: David Holmgren Title: Head of Group R&D EE Date: 2026-03-26

APPENDIX A – ACCELERATION PROGRAM DELIVERABLES & MILESTONES SCHEDULE

ACCELERATION PROGRAM
Development Area and Milestone		Workstreams and Deliverables	Deliverable Cost
[***]	[***]	[***]	[***]
	[***]	[***]	[***]
	[***]	[***]	[***]
	[***]	[***]	[***]
	[***]	[***]	[***]
	[***]	[***]	[***]
	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
	[***]	[***]	[***]
TOTAL – $25.0m

Accompanying Support Service Package. As part of the Acceleration Program and beyond the Deliverables identified above, PlusAI will provide [***] of support services for the Deliverables to TRATON, in order to assist TRATON technical personnel in the use of the Deliverables. Such support services will be provided during the term of this Agreement, and may take the form of any of the following:

●
Workshops (whether virtual or in-person) to provide follow-up training to TRATON personnel in the use of the Deliverables;
●
Consulting sessions [***];
●
Other forms of technical support to be mutually agreed upon by the Parties.

The foregoing support services are included with the Deliverables at [***]. They are not part of any Milestone, may be flexibly requested by TRATON during the term of this Agreement for any or all of the Deliverables at its convenience and discretion, and shall be scheduled at a suitable time and place that is convenient for both Parties. Prior to the provision of support services, the Parties may also mutually agree that certain Foreground IP to be provided by PlusAI as part of the support services shall be made subject to an ownership arrangement different from that established in Article V, in which case the Parties will clearly document such arrangement in a signed written amendment to this Appendix A.

Other Consulting Services. Additional consulting and other professional services for the Deliverables beyond the [***] of support services in the Accompanying Support Service Package as described above may be agreed upon by the Parties from time to time, with scope, pricing, and other details to be mutually agreed upon by the Parties in a written amendment to this Appendix A.

APPENDIX B – ACCELERATION PAYMENT SCHEDULE

TRATON will make the Acceleration Payment to PlusAI in a series of installment payments, each upon the occurrence of a Payment Event, in the amount specified in the table below:

Payment Event	Payment Amount
PlusAI's initial delivery of the respective Deliverables for a given Milestone, as described in Article IV.a.	[***] percent ([***]%) of the Deliverable Cost for such Milestone
The occurrence of the [***] for the respective Deliverables for such Milestone, as described in Article IV.b.	[***] percent ([***]%) of the Deliverable Cost for such Milestone
"Acceptance" of the Deliverables for such Milestone, as described in Article IV.c.	[***] percent ([***]%) of the Deliverable Cost for such Milestone

For example, [***]..